UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

KBS LEGACY PARTNERS APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54673	27-0668930
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On January 15, 2013, KBS Legacy Partners Apartment REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBS Legacy Partners Watertower LLC (the “Owner”), purchased a 228-unit apartment complex (“Watertower Apartments”) from Eden Prairie Watertower, LLC (the “Seller”). Watertower Apartments is located in Eden Prairie, Minnesota on approximately 5.59 acres of land.  The Seller is not affiliated with the Company or its advisors.
The purchase price of Watertower Apartments was $38.4 million plus closing costs. The Company funded the acquisition with proceeds from the Watertower Mortgage Loan (defined below in Item 2.03) in the amount of $25.0 million and proceeds from its ongoing initial public offering.
Watertower Apartments was constructed in 2004 and is currently 94% occupied. Watertower Apartments is comprised of 228 apartment units, encompassing 218,710 rentable square feet. Additionally, Watertower Apartments contain two retail spaces encompassing 10,065 rentable square feet, which are both currently leased.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT
On January 15, 2013 in connection with the acquisition of Watertower Apartments, the Owner entered into a mortgage agreement for borrowings of $25.0 million evidenced by two promissory notes (collectively, the “Watertower Mortgage Loan”): (i) a $16.7 million promissory note to Fireman's Fund Insurance Company and (ii) an $8.3 million promissory note to Allianz Global Risks US Insurance Company.  The Watertower Mortgage Loan matures on February 10, 2018 and bears interest at a fixed rate of 2.46%. Monthly payments are initially interest-only.  Beginning on March 10, 2015, monthly payments include principal and interest with principal payments calculated using an amortization schedule of 30 years for the balance of the loan term, with the remaining principal balance and all accrued and unpaid interest due at maturity.  The Owner has the right to repay the loan in whole (but not in part) subject to certain conditions and a formula-based yield maintenance premium.  The loan is fully assumable by a subsequent purchaser of Watertower Apartments.
KBS Legacy Partners Properties LLC (“KBSLPP”), an indirect wholly owned subsidiary of the Company, is providing a limited guaranty of the Watertower Mortgage Loan with respect to certain potential costs, expenses, losses, damages and other sums for which the Owner is personally liable under the loan documents, including losses or damages which may result from certain intentional actions committed by the Owner or its affiliates in violation of the loan documents. KBSLPP is also providing a guaranty of the principal balance and any interest or other sums outstanding under the Watertower Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the Owner under the Watertower Mortgage Loan.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before April 3, 2013, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

Dated: January 16, 2013	BY:	/s/ DAVID E. SNYDER
David E. Snyder
Chief Financial Officer, Treasurer and Secretary